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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TIB FINANCIAL CORP.
KEY LARGO, FLORIDA

We hereby consent to the incorporation by reference of our report dated February 21, 2003, relating to the consolidated financial statements of TIB Financial Corp. and subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and in the Registration Statement on Form S-8 pertaining to the TIB Financial Corp. Incentive Stock Option Plan and Nonstatutory Stock Option Plan as Amended.

                                      /s/   BDO SEIDMAN, LLP
                                      ----------------------
                                      BDO Seidman, LLP

Atlanta, Georgia
March 24, 2003